EXHIBIT 10.1

THIS AGREEMENT is made on 5 October 2000

AMONG

(1)  EMI GROUP PLC, a company incorporated under the laws of England and Wales
     (EMI);

(2)  TIME WARNER INC. a company organized under the laws of the United States
     (TWI).

WHEREAS

(A) EMI and TWI entered into a Restated Combination Agreement dated as of January 23, 2000 (the Combination Agreement) to effect the combination of their respective music businesses (the Combination).

(B) The Combination Agreement provides that a condition to be satisfied or waived prior to closing the Combination Agreement is that the European Commission shall have adopted a decision clearing the Combination.

NOW, THEREFORE, in consideration of the agreements contained herein, the Parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1 - TERMINATION OF  THE COMBINATION AGREEMENT

1.1 EMI and TWI agree that the Combination Agreement is hereby terminated and EMI and TWI agree to withdraw the notification on Form CO submitted in connection therewith under Council Regulation No 4069/89/EEC on 5 May 2000 which relates to the Combination.

ARTICLE 2 - GENERAL

2.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof; provided, however, that the laws of the respective jurisdictions of incorporation of each of the parties hereto shall govern the relative rights, obligations, powers, duties and other internal affairs of such party and its board of directors.

2.2 Enforcement. Each party hereby consents to the exclusive jurisdiction of (i) the United States Federal courts located in the State of New York with respect to disputes arising out of this Agreement in actions brought against TWI and (ii) the High Court of England with respect to disputes arising out of this Agreement in actions brought against EMI. There are not any intended third-party beneficiaries of any provision of this Agreement.

2.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

2.4 Waiver of jury trial. Each of the parties hereto hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or related to this agreement.



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IN WITNESS WHEREOF, the undersigned have each executed and delivered this agreement as of the date first above written.

                                                                5 October 2000






/s/ Eric L. Nicoli                                 /s/ Spencer B. Hays
-------------------------                          -------------------------
for and on behalf of                               for and on behalf of
EMI Group plc                                      Time Warner Inc.